Exhibit 10.1

EXECUTION VERSION

SPONSOR SIDE LETTER

This letter agreement (this “Side Letter”) is dated as of October 14, 2022, by and among Jupiter Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Blockchain Moon Acquisition Corp., a Delaware corporation (“BMAC”), DLTx ASA, a Norwegian public limited liability company (“DLTX”) and, solely for the purposes of Section 1.3(b), Section 1.4 and Article II hereof, Enzo Villani (“Villani” and, together with the Sponsor, the “Sponsor Parties”). Capitalized terms used but not defined in this Side Letter shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (i) the Sponsor is the holder of record (any such holder, a “Holder”) of 3,305,000 BMAC Common Shares (the “Sponsor Shares”), 215,000 BMAC Warrants (the “Sponsor Warrants”) and 430,000 BMAC Rights (the “Sponsor Rights”, and collectively with the Sponsor Shares and the Sponsor Warrants, the “Sponsor Equity”);

WHEREAS, contemporaneously with the execution and delivery of this Side Letter, BMAC has entered into a Business Combination Agreement with DLTX, Malibu Parent Inc. (“New BMAC”) and Hermosa Merger Sub LLC (“Merger Sub”), dated as of the date hereof (as amended or modified from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), pursuant to which, among other things, (i) immediately prior to the Closing, BMAC shall merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of New BMAC (the “BMAC Merger”), (ii) all equity in BMAC will be exchanged for equity in New BMAC and (iii) New BMAC shall acquire the Group Companies from DLTX following the consummation of the Merger and the Acquisition;

WHEREAS, pursuant to the Merger, (i) each Sponsor Share shall no longer be outstanding and shall automatically be converted into one New BMAC Common Share, (ii) each Sponsor Right shall automatically cease to represent a right to acquire 1/10th of a BMAC Common Share upon the consummation of an initial business combination and shall instead represent a right to acquire 1/10th of a New BMAC Common Share upon the Closing, on the same contractual terms and conditions as were in effect immediately prior to the Merger, and (iii) each Sponsor Warrant shall automatically cease to represent a right to acquire BMAC Common Shares and shall instead be automatically adjusted to represent a right to acquire New BMAC Common Shares on the same contractual terms and conditions as were in effect immediately prior to the Merger in accordance with and subject to the terms of the Warrant Assumption Agreement (the “Automatic Conversion”);

WHEREAS, in accordance with the terms of this Side Letter, following the Merger and upon the occurrence of the Closing, and in lieu of the Automatic Conversion, an aggregate of (i) 150,000 Sponsor Shares will automatically be canceled, and the Sponsor shall cancel a related number of Series D Units of the Sponsor held by Villani and (ii) 240,000 Sponsor Shares, 19,500 Sponsor Warrants and 39,000 Sponsor Rights will be automatically canceled, and the Sponsor shall cancel a related number of Series A, Series B and Series C Units of the Sponsor held by DLTX;

WHEREAS, the remaining 2,915,000 Sponsor Shares, 195,500 Sponsor Warrants and 391,000 Sponsor Rights shall continue to be subject to the Automatic Conversion; and

WHEREAS, as an inducement to DLTX to enter into the Business Combination Agreement and to consummate the Transactions (as defined below), the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
COVENANTS

Section 1.1      Confirmation of Obligations with respect to the Business Combination. During the period between the execution of this Side Letter and the Closing, the Sponsor irrevocably and unconditionally agrees that: (a) it shall not elect to make or effect a BMAC Share Redemption with respect to any such Covered Shares (as defined below); and (b) at any meeting of the shareholders of BMAC (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of BMAC requested by BMAC’s board of directors or undertaken as contemplated by the Business Combination Agreement, (i) if a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause all of its, his or her Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect thereto), all of its, his or her Covered Shares (A) in favor of each Transaction Proposal contemplated under the Business Combination Agreement (the transactions contemplated thereunder, the “Transactions”), and (B) against any action, proposal, transaction or agreement relating to any BMAC Acquisition Proposal. The obligations of the Sponsor specified in this Section 1.1 shall apply whether or not the Transactions or any action described above are recommended by the board of directors of BMAC or there is, or is reasonably expected to be, a BMAC Change of Recommendation or Intervening Event. For purposes of this Side Letter, “Covered Shares” means all Sponsor Shares held by the Sponsor, as of the date hereof, together with (x) any BMAC Common Shares or any shares of capital stock of BMAC acquired and (y) any additional BMAC Common Shares or any other shares of capital stock of BMAC with respect to which the Sponsor has the right to vote through proxy.

Section 1.2      Transfer Restrictions. The Sponsor hereby acknowledges and agrees that during the period between the execution of this Side Letter and the Closing, other than as contemplated by Section 1.3, the Sponsor Equity shall remain subject to and bound by the provisions of, and may only be Transferred (as defined in that certain letter agreement, dated as of October 18, 2021 (the “Lock-Up Agreement”), by and among the Sponsor and the other parties thereto) in accordance with Section 6 of the Lock-Up Agreement. Following the Closing, the Sponsor agrees, and to the extent it makes a distribution of securities to its members, as a condition to such distribution, each such member shall agree, that such member shall be bound by the restrictions on the transfer, sale, pledge or hypothecation or other disposition, whether direct or indirect (each, a “Transfer”) with respect to the Sponsor Shares (and the New BMAC Common Shares into which they convert, but no other Sponsor Equity, or the New BMAC Common Shares into which any such other Sponsor Equity converts) in accordance with the Registration Rights Agreement dated as of the Closing Date among New BMAC and the parties thereto (the “Registration Rights Agreement”); provided, that, the restrictions on Transfer shall be no more onerous than the Transfer restrictions with respect to Supporting Company Shareholders (and in any event shall not be longer than six months following the Closing). Notwithstanding the foregoing, for the avoidance of doubt, to the extent New BMAC waives the lock-up with respect to any New BMAC Common Shares pursuant to Section 6.21(b) of the Business Combination Agreement, the Sponsor shall be permitted to Transfer Sponsor Shares in accordance with such waiver.

Section 1.3      Certain Sponsor Equity Interests.

(a)            The Sponsor and DLTX hereby acknowledge and agree that those equity interests in the Sponsor set forth on Schedule I held by DLTX (the “DLTX Cancelled Sponsor Equity Interests”) shall, upon the Closing, be cancelled for no consideration. Following the Merger and substantially concurrently with the cancellation of the DLTX Cancelled Sponsor Equity Interests and upon the Closing, the Sponsor, BMAC and DLTX hereby acknowledge and agree that New BMAC shall redeem, for no consideration, 240,000 Sponsor Shares, 19,500 Sponsor Warrants and 39,000 Sponsor Rights held by the Sponsor.

(b)            The Sponsor, Villani and DLTX hereby acknowledge and agree that those equity interests in the Sponsor set forth on Schedule I held by Villani (the “Other Cancelled Sponsor Equity Interests”) shall, upon the Closing, be cancelled for no consideration. Following the Merger and substantially concurrently with the cancellation of the Other Cancelled Sponsor Equity and upon the Closing, New BMAC shall redeem for no consideration 150,000 shares of New BMAC held by the Sponsor (such redeemed New BMAC Common Shares, the “Forfeited Shares”). BMAC shall cause New BMAC to reserve such Forfeited Shares for issuance, upon the Closing, to the employees of the Group Companies and in such amounts as BMAC and DLTX agree prior to the Closing.

Section 1.4      Further Assurances. BMAC and the Sponsor Parties shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Side Letter on the terms and subject to the conditions set forth herein.

Section 1.5      Sponsor Loan Conversion. Sponsor and BMAC hereby agree that, subject to and conditioned upon the Closing, all amounts outstanding as of the Closing pursuant to any and all loans from Sponsor to BMAC, if any (“Outstanding Loans”), shall be deemed to have been converted into BMAC Common Shares at a conversion price of $10.00 per BMAC Common Share as of immediately prior to the Closing, and such BMAC Common Shares shall be automatically converted at Closing into New BMAC Shares as provided in Section 2.1(h) of the Business Combination Agreement, and that upon Sponsor receiving such number of shares, the Outstanding Loans shall be deemed satisfied in full.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Sponsor Party represents and warrants to BMAC (solely with respect to itself or himself or herself and not with respect to any other Sponsor Party) as follows (and, for the avoidance of doubt, Villani is not making the representation and warranty set forth in Section 2.2):

Section 2.1      Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of Delaware, and the execution, delivery and performance of this Side Letter and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor. Villani has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his obligations hereunder. This Side Letter has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Side Letter, this Side Letter constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Side Letter is being executed in a representative or fiduciary capacity, the Person signing this Side Letter has full power and authority to enter into this Side Letter on behalf of the applicable Sponsor Party.

Section 2.2      Ownership. Solely in the case of Sponsor, the Sponsor is the Holder of all of the Sponsor Equity as set forth in this Side Letter, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Equity, other than transfer restrictions under the Securities Act) affecting any such Sponsor Equity, other than any Permitted Liens or pursuant to (i) this Side Letter, (ii) the Sponsor’s organizational documents or the organizational documents of BMAC, or (iii) the Registration Rights Agreement.

Section 2.3      No Conflicts. The execution and delivery of this Side Letter by such Sponsor Party does not, and the performance by such Sponsor Party of his or its obligations hereunder will not, (i) with respect to the Sponsor, conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its or his obligations under this Side Letter.

Section 2.4      Litigation. There are no Proceedings pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Side Letter.

ARTICLE III
MISCELLANEOUS

Section 3.1      Termination. This Side Letter and all of its provisions shall terminate and be of no further force or effect upon the termination of the Business Combination Agreement in accordance with Article 8 thereof. Upon such termination of this Side Letter, all obligations of the parties under this Side Letter will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This Article III shall survive the termination of this Side Letter.

Section 3.2      Amendment and Waiver. No amendment of any provision of this Side Letter shall be valid unless the same shall be in writing and signed by BMAC, DLTX and the Sponsor; provided, that, in no event shall any amendment be made to Section 1.3(b) or Section 1.4 of this Side Letter without prior written consent of Villani. No waiver of any provision or condition of this Side Letter shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 3.3      Assignment Third-Party Beneficiaries. This Side Letter and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Side Letter nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto, other than in respect of the dissolution of the Sponsor to the members of the Sponsor in receipt of Sponsor Equity as a result thereof. This Side Letter is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such permitted assigns, any legal or equitable rights hereunder.

Section 3.4      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)            If to BMAC, to:

c/o Blockchain Moon Acquisition Corp.
4651 Salisbury Road, Suite 400
Jacksonville, FL 32256
Attention:	Enzo A. Villani
E-mail:	evillani@bmac.group

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Lauren M. Colasacco, P.C.
Peter Seligson, P.C.
Frances D. Dales
E-mail:	lauren.colasacco@kirkland.com
peter.seligson@kirkland.com
frances.dales@kirkland.com

(b)            If to any Sponsor Party, to:

c/o Jupiter Sponsor LLC
4651 Salisbury Road, Suite 400
Jacksonville, FL 32256
Attention:	Enzo A. Villani
E-mail:	evillani@bmac.group

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Lauren M. Colasacco, P.C.
Peter Seligson, P.C.
Frances D. Dales
E-mail:	lauren.colasacco@kirkland.com
peter.seligson@kirkland.com
frances.dales@kirkland.com

(c)            If to the Company, to:

DLTx ASA
Grundigen 2
0250 Oslo, Norway

Attention:	Thomas Christensen
E-mail:	tc@dltasa.no

with a copy (which shall not constitute notice) to:
Reed Smith LLP
599 Lexington Avenue
26th Floor
New York, NY 10022

Attention:	Herbert F. Kozlov
E-mail:	hkozlov@reedsmith.com

and

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201

Attention:	Lynwood E. Reinhardt
E-mail:	lreinhardt@reedsmith.com

Section 3.5      Entire Agreement. This Side Letter and the exhibits and schedule hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.6      Miscellaneous. The provisions of Sections 9.5 (Governing Law), 9.7 (Construction; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.14 (Extension; Waiver), 9.15 (Waiver of Jury Trial), 9.16 (Submission to Jurisdiction) and 9.18 (Trust Account Waiver) of the Business Combination Agreement shall apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, DLTX, BMAC and each Sponsor Party have duly executed this Side Letter as of the date first written above.

DLTx ASA

By:	/s/Thomas Christensen
Name:	Thomas Christensen
Title:	Chief Executive Officer

[Signature Page to Side Letter]

BLOCKCHAIN MOON ACQUISITION CORP.

By:	/s/ Enzo Villani
Name:	Enzo Villani
Title:	Chief Executive Officer

[Signature Page to Side Letter]

JUPITER SPONSOR LLC

By:	/s/ Enzo Villani
Name:	Enzo Villani
Title:	Managing Member

[Signature Page to Side Letter]

/s/ Enzo Villani
ENZO VILLANI

[Signature Page to Side Letter]

Schedule I

EQUITY INTERESTS OF SPONSOR TO BE FORFEITED

DLTX Cancelled Sponsor Equity Interests (held by DLTX):

39,000 Series A Units

120,000 Series B Units

81,000 Series C Units

Other Cancelled Sponsor Equity Interests (held by Villani):

150,000 Series D Units